INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration
Statement No. 811-09373 of Oppenheimer Senior Floating Rate Fund on Form N-2
of our report dated September 3, 2003, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in both the
Statement of Additional Information and in the Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
November 14, 2003